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                                                                   EXHIBIT 10.26

                             CONSULTING AGREEMENT
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This Consulting Agreement (the "Agreement") effective as of February 1, 2001, by and between Antares Pharma, Inc., (hereinafter referred to as "Principal") 161 Cheshire Lane, Suite 100, Minneapolis, MN 55441 USA, and JG Consulting AG, Hauptstrasse 16, P.O. Box 333, CH-4132, Muttenz, Switzerland (hereinafter referred to as "Consultant") (both, Principal and Consultant hereinafter sometimes referred to as "Party" or "Parties", respectively).



WHEREAS, Consultant has experience in and offers consulting services in the areas of Marketing, Promotion, Financing, Investor Relations, Business Development, License Negotiations and Joint Ventures Activities; and

WHEREAS, Principal is interested in utilizing such consulting services of Consultant in the USA, Switzerland and France (such countries hereinafter collectively referred to as the "Territory") in accordance with the terms and under the conditions set forth below;


NOW THEREFORE the Parties agree as follows:


1.     Services of Consultant
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1.1    Generally. During the term of this Agreement Consultant shall provide services to Principal in the area of Principal's interests in the Territory, such services to include without limitation (i) the promotion of Principal's pharmaceutical technology to suitable companies located in the Territory; and (ii) the follow-up of leads generated from Principal's other commercial activities (congresses, ad-hoc contacts etc.); and (iii) to assist Principal in negotiations of development and licensing contracts with potential customers in the Territory; and (iv) to assist and advise Principal in potential acquisitions in the Territory; and (v) to assist the Principal in its funding and financing activities, in particular to locate potential investors and to negotiate with such investors, and (vi) to advise Principal in all aspects of doing business in the Territory, in particular to maintain the awareness of, and up-date Principal regularly, on competitive activities, market conditions and the regulatory environment which may have an effect on Principal's business activities in the Territory.
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1.2    Personnel. Services of Consultant will be provided by Dr. Jacques Gonella and by other qualified managers and employees of Consultant (hereinafter "Employees").

       Dr. Jacques Gonella. Services provided by Dr. Jacques Gonella shall include assistance to Principal for marketing, promotion, financing, investor relations, business development, license negotiations, joint venture activities and potential acquisitions.

       Managers and other Employees. Services provided by the other Managers and Employees shall consist of assistance to Principal for organizational and administrative functions and assistance in business development.

1.3 Reporting. Consultant shall report on its services, activities and contacts under this Agreement by providing Principal oral or written summary reports from time to time.


2.     Consideration
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2.1    During the term of this Agreement, Principal shall pay to Consultant as consideration for the services to be provided under this Agreement a monthly flat fee of USD 4'500.- (four-thousand-five-hundred US Dollars) for all the services rendered by Dr. Jacques Gonella and USD 11'000.- (eleven-thousand US Dollars) for the services rendered by the other managers and employees (both fees the ,,Monthly Fees"), payable each month in arrears by bank transfer to the Consultants bank account specified by Consultant from time to time. The Monthly Fees shall be revised by the Parties by mutual agreement on the basis of the actual activity and performance of the Consultant at the end of the Initial Term (as defined in Section 6.1 below), and thereafter upon the end of each Subsequent Term (as defined in Section 6.2 below)

2.2 In addition to the Monthly Fees referred to above, Principal undertakes to reimburse to Consultant monthly in arrears all reasonable travel, accommodation, mobile phone (line rental and call charges) and other out-of-pocket expenses incurred by Consultant in connection with providing services under this Agreement, upon presentation of respective receipts, all to the extent that all such expenses have been incurred in line with Principal's usual policy and are within an expense budget agreed upon by the Parties from time to time, or have been approved by Principal in advance.

2.3 For the avoidance of doubt, Consultant hereby acknowledges and agrees that the Monthly Fees and the reimbursement of expenses in accordance with Sections 2.1 and 2.2 above shall be the total and sufficient remuneration of

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       Consultant under this Agreement, and that no other payments are due to
       Consultant by Principal under this Agreement (including commission, success, royalty or other payments for any business of Principal directly or indirectly emerging from Consultants services rendered under this Agreement).


3.     Confidentiality
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3.1    During the term of this Agreement, Principal will disclose, otherwise make available or provide to Consultant proprietary and highly confidential material, data, documents and other information, in written, oral or any other form, related to, without limitation, Principal's technologies, patents, know-how, products, customers, suppliers, personnel, marketing and pricing (collectively hereinafter referred to as "Confidential Information"). Consultant hereby undertakes and agrees to hold in strict confidence and not to use, disclose, give access to, otherwise make available to third parties or copy any of the Confidential Information, except to the extent allowed under, and required for the purposes of, this Agreement and/or with the prior written consent of Principal.

3.2 In addition to, and not in limitation of the foregoing, Confidential Information shall not be disclosed to any potential customer or potential business partner of Principal or any other third party, without such third party(ies) having previously entered into a written confidentiality agreement with Principal, provided however, that Principal may identify certain parts of Confidential Information which may be disclosed to such third parties prior to the execution of a confidentiality agreement exclusively for the purpose of contacting such third parties in order to evaluate eventual projects involving Principal's technologies or products.

3.3 In the event of any termination or expiration of this Agreement for whatsoever reason, Consultant undertakes to return to Principal immediately upon such termination or expiration all of the Confidential Information, including every and all copies made thereof.

3.4    The obligations of confidentiality and non-use contained in this Section
       3. shall survive the expiration or termination of this Agreement for whatsoever reason for an indefinite period of time, in any event as long as any of the Confidential Information has not entered the public domain without a breach of this Agreement.

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4.     Term and Termination
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4.1    This Agreement is entered into for a initial period of eleven (11) months as of the effective date first written above (the "Initial Term").
       During the last month of such Initial Term, the Parties shall review the performance and activities of Consultant during such Initial Term as well as the terms of this Agreement.

4.2 After the initial period, the Parties may terminate this Agreement by giving one month prior written notice, effective the end of the month following the month of the notice.

4.3 Notwithstanding the provision of Sections 4.1 and 4.2 above, Principal may terminate this Agreement at any time by giving written notice to Consultant with immediate effect in the case of any substantial breach of this Agreement by Consultant, including any breach of the confidentiality and non-use or the non-competition obligations contained in Section 3. above.

4.4 The termination or expiration of this Agreement shall not terminate or in any way reduce any rights or obligations of either Party accrued prior to the effective date of such termination or expiration. It is understood and agreed that Sections 3., 6. and 7. of this Agreement shall survive any expiration or termination of this Agreement for whatsoever reason.


5.     Miscellaneous
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5.1    Independent Contractors. It is expressly agreed that the Parties shall be
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       independent contractors, and that the relationship between the Parties shall not constitute an employment of Consultant or a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon the other Party, without the express prior written consent of the other Party to do so

5.2    Entire Agreement. This Agreement, together with Appendix A hereto, sets
       ----------------
       forth all the promises, agreements, conditions and understandings between the Parties hereto and constitutes the entire Agreement between the Parties on the subject matter and no subsequent alterations, amendments, changes or additions hereto shall be binding and valid unless reduced in writing and signed by each Party.

5.3    Assignment. This Agreement and the rights and obligations hereunder shall
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       not be assignable by Consultant to any third party without the prior written consent of Principal.

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5.4    Notices. All notices required to be given or submitted pursuant to this
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       Agreement shall be in writing, in English language and delivered personally or by international courier services or by confirmed facsimile transmission to the addresses first written above, or to such other address as either Party may from time to time designate to the other Party in accordance with this Section 5.4.

5.5    Invalidity of Provisions. In the event that any of the terms or
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       provisions of this Agreement should be in conflict with any applicable rule of law or statutory provision, or should be otherwise unenforceable under any applicable laws or regulations of any government or sub-division thereof, such terms and provisions shall be stricken from the Agreement without effect on the validity of all other terms and provisions of this Agreement which shall remain in full force. The Parties agree to substitute any such invalid provision by valid terms or provisions which, to the extent possible, maintain the commercial intent of the invalid terms on an equitable basis.

5.6    Value Added Tax. The services to be rendered by Consultant hereunder may
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       be subject to VAT in Switzerland. Any such VAT, if any, shall be borne by
       Principal and shall not reduce the Monthly Fee due to Consultant hereunder.


6.     Governing Law
       -------------

6.1 This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Minnesota without regard to choice of law provisions that would cause the application of the law of another jurisdiction.


7.     Arbitration
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7.1    The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement, the breach, termination or validity hereof, or the transactions contemplated herein (including without limitation with respect to any claim for indemnification hereunder) promptly by negotiation between one representative of Principal and one representative of Consultant that have authority to settle the controversy. Either Principal or Consultant may give to the other party written notice that a dispute exists (a "Notice of Dispute"). The Notice of Dispute shall include a statement of such party's position and the name and title of the representative who will represent such party. Within 14 days of the delivery of the Notice of Dispute, the representative of Principal and the representative of Consultant shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All

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       reasonable requests for information by one Party to the other shall be honored.

7.2 Any controversy or claim arising out of or relating to this Agreement, the breach, termination or validity hereof, or the transactions contemplated herein (including without limitation with respect to any claim for indemnification hereunder), if not settled by negotiation as provided in Section 7.1 above, shall be settled by binding arbitration in Minneapolis, Minnesota in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by a single arbitrator. Either party may initiate arbitration 30 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation, or sooner if the other party fails to participate in negotiation in accordance with Section 7.1 above. The parties shall each use their best efforts so that any arbitration that is initiated shall be concluded within 30 days. The arbitrator shall be appointed by CPR from the CPR panel of neutrals (in accordance with any criteria upon which the parties have been able to agree). In any such arbitration, each of the parties hereto shall pay its own costs and expenses and the fees, costs and expenses of the arbitrator shall be paid 50% by Principal and 50% by Consultant. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, and the award rendered by the arbitrators shall be final and binding on the parties and may be entered by any court having jurisdiction thereof and may include equitable relief.


IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.


THE PRINCIPAL:                                           THE CONSULTANT:

ANTARES PHARMA, INC.


/s/ Lawrence Christian                                   /s/ J. Gonella
----------------------          -----------------        -----------------------
By: Lawrence Christian          By:                      By: Dr. Jacques Gonella
    Vice President -
    Finance/CEO

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